Exhibit 10.20

AMENDMENT NO. 5 TO THE CREDIT AND SECURITY AGREEMENT

This fifth amendment (the “Fifth Amendment” or “Amendment”), dated July 31, 2016 is being entered into between SmartHeat Inc., a Nevada corporation (including any successor or permitted assignee thereof, the “Company”), having an address at 1802 North Carson Street, Suite 212, Carson City, NV 89701, and Northtech Holdings Inc., a British Virgin Islands business company (including any successor, assignee or transferee thereof, “Northtech”), having an address at Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town, Tortola, British Virgin Islands, and amends the Credit and Security Agreement, dated July 27, 2012, as amended on December 21, 2012, August 23, 2013, July 14, 2014 and December 28, 2015 between the Company and Northtech (the “Credit Agreement”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Company and Northtech entered into the Credit Agreement on July 27, 2012, which was subsequently amended on December 21, 2012, August 23, 2013, July 14, 2014, and December 28, 2015;

WHEREAS, the Company desires to extend the maturity date of the Credit Agreement to July 31, 2016 and Northtech is willing to extend such maturity date;

WHEREAS, the Company desires and Northtech is willing to increase the outstanding principal amount of debt under the Line of Credit to $3,500,000; and

WHEREAS, the Company and Northtech desire to amend accordingly certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendments to the Credit Agreement. The Credit Agreement shall hereby be amended as follows:

a.	The definition of “Maximum Line” under Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced by the following:

““Maximum Line” means $3,500,000 which amount shall automatically be reduced by any amount of indebtedness repaid by the Company by issuance of its Common Stock at any time.”

2.	Loan Extension. The Lender hereby agrees to extend the Maturity Date to October 31, 2016.

3.	Fees. Upon the execution of this Amendment, and in consideration therefor, the Company shall pay to Northtech:

a.	an extension fee of $80,000, represented by the delivery by the Company of 400,000 restricted shares of Common Stock at a price of $0.20 per share;

4.	Company Actions.

a.
 Shareholder Vote.     The Company hereby agrees that it will submit this Amendment to its shareholders for approval in its proxy solicitation for the Company’s next annual meeting of shareholders, which the Company hereby agrees to hold no later than 12 months from the date hereof.  The parties further agree that an Event of Default shall occur if the Company’s shareholders do not approve this Amendment in accordance with this Section 4 by the requisite vote required to approve such proposal.

5.	Miscellaneous.

a.
Full Force and Effect. Except as expressly set forth in this Amendment, no other provision of the Credit Agreement shall be changed, altered or modified and the Credit Agreement, except as amended, shall remain in full force and effect.

b.	Authority. Each party represents and warrants to the other party that this Amendment is being executed by the authorized representatives of each respective party.

c.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile, which shall be deemed an original.

d.	Headings. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

e.	Notices. Unless otherwise provided, any notice required or permitted under this Amendment shall be given in accordance with Section 8.3 of the Credit Agreement.

f.
Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

g.    All Amendments in Writing. No supplement, modification, or amendment to this Amendment shall be binding, unless executed in writing by a duly authorized representative of each party to this Amendment.

h.	Entire Agreement. This Amendment and the Credit Agreement, including the prior amendments thereto, the Exhibits and the Schedules, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

i.	Governing Law. This Amendment shall be governed by, and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.

j.	Mandatory Mediation. This Amendment shall be governed by procedures other than litigation for settling all claims and dispute as set forth in Section 8.23 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

SMARTHEAT, INC.

By: /s/ Oliver Bialowons
       Name: Mr. Oliver Bialowons
       Title: President

NORTHTECH HOLDINGS, INC.

By: /s/ Xudong Wang
     Name: Mr. Xudong Wang
     Title: Authorized Signatory